EXHIBIT 23.3

 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this seventh amended Registration Statement on Form S-11, of our report dated April 4, 2012, of New School Properties, Inc. relating to the financial statements as of December 31, 2011 and 2010 and for the period from October 27, 2010 (Inception) to December 31, 2011, and to the reference to our firm under the caption “Experts” in this amended Registration Statement.

/s/ M&K CPAS, PLLC
Houston, Texas
August 29, 2012